UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2016

GEORGETOWN BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35595	80-0817763
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2 East Main Street, Georgetown, MA	01833
(Address of Principal Executive Offices)	(Zip Code)

978-352-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Information.

On October 6, 2016, Salem Five Bancorp, a Massachusetts mutual holding company, and Georgetown Bancorp, Inc., a Maryland corporation (“Georgetown Bancorp”), issued a joint press release announcing that they entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Salem Five Bancorp will acquire Georgetown Bancorp, and Salem Five Bancorp’s wholly-owned subsidiary, Salem Five Cents Savings Bank, will acquire Georgetown Bank, the wholly-owned subsidiary of Georgetown Bancorp. Under the terms of the Merger Agreement, Salem Five Bancorp will acquire all of Georgetown Bancorp’s outstanding common stock at a price of $26.00 per share in cash.

A copy of the press release is attached hereto as Exhibit 99.1. In addition, a copy of Frequently Asked Questions provided to employees of Georgetown Bank is attached hereto as Exhibit 99.2.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, including delays in obtaining regulatory or shareholder approval, difficulties in achieving cost savings from the merger or in achieving such cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Georgetown Bancorp and Salem Five Bancorp, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Georgetown Bancorp and Salem Five Bancorp are engaged, changes in the securities markets and other risks and uncertainties.

Additional Information

Georgetown Bancorp will provide its shareholders with a proxy statement and other relevant documents concerning the proposed transaction. Shareholders of Georgetown Bancorp are urged to read the proxy statement and other relevant documents and any amendments or supplements to those documents, because they will contain important information which should be considered before making any decision regarding the transaction. Shareholders of Georgetown Bancorp will be able to obtain a copy of the proxy statement, and any other relevant documents, without charge, when they become available, at the Securities and Exchange Commission website (http://www.sec.gov) or by directing a request to:

Robert E. Balletto

President and Chief Executive Officer

Georgetown Bancorp, Inc.

2 East Main Street

Georgetown, MA 01833

Georgetown Bancorp and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Georgetown Bancorp in connection with the proposed transaction. Information about the directors and executive officers of Georgetown Bancorp, their ownership of Georgetown Bancorp common stock along with additional information regarding the interests of such participants in the transaction and any agreements with such persons to vote shares of Georgetown Bancorp for approval of the proposed transaction with Salem Five Bancorp will be contained in the proxy statement when it becomes available.

Item 9.01.         Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

99.1	Press Release Dated October 6, 2016

99.2	Salem Five Bank and Georgetown Frequently Asked Questions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGETOWN BANCORP, INC.

DATE: October 6, 2016	By:	\s\ Robert E. Balletto
Robert E. Balletto
President and Chief Executive Officer